Magnolia Oil & Gas Corporation Announces Third Quarter 2019 Results

HOUSTON, TX, November 4, 2019 - Magnolia Oil & Gas Corporation (“Magnolia,” “we,” “our,” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the third quarter of 2019.

Third Quarter 2019 Summary Financial Results:

•	Total reported net income: $17.4 million
•	Earnings per share - diluted: $0.05
•	Adjusted net income(1): $16.2 million; Weighted average total shares outstanding(2): 258.9 million
•	Adjusted earnings per share(1): $0.06
•	Adjusted EBITDAX(1): $183.4 million
•	Capital expenditures - drilling and completions ("D&C"): $88.4 million
•	Cash acquisition expenditures: $1.3 million
•	Cash balance as of September 30, 2019: $164.5 million

Third Quarter 2019 Highlights:

•

Magnolia reported third quarter net income attributable to Class A Common Stock of $7.8 million, or $0.05 per diluted share. Total adjusted net income including noncontrolling interest was $16.2 million, or $0.06 per adjusted diluted share, which excludes a non-cash special item associated with our earlier warrant exchange.

•

Our production averaged 71.3 thousand barrels of oil equivalent per day ("Mboe/d") for the third quarter of 2019, a 9.5 percent increase compared to 65.1 Mboe/d in the second quarter.  Third quarter oil production averaged 53.7 percent of total volumes.  Both total production and total oil volumes were at the high end of our guidance, with the strong sequential increase in production driven almost entirely by our organic drilling program and primarily due to new wells in the Karnes area.

•

Adjusted EBITDAX was $183.4 million during the third quarter of 2019, with capital expenditures for drilling and completions of $88.4 million for the period. D&C capital represented 48 percent of our adjusted EBITDAX and slightly better than expectations.

•	Our average realized oil price was $59.05 per barrel for the third quarter of 2019, or 105 percent of the average NYMEX WTI benchmark price during the period.

•	Total cash operating costs including G&A declined to $9.96 per Boe in the third quarter compared to $10.98 per Boe in the second quarter of 2019.

•

Cash on the balance sheet increased to $164.5 million at the end of the third quarter from $96.7 million at the end of the second quarter. In addition, we had an undrawn revolving credit facility with $550.0 million of capacity and $400.0 million of principal debt outstanding.

“We continue to focus on building a business which generates significant free cash flow and our third quarter results further demonstrate our ability to execute on our strategy,” said Magnolia Chairman, President and CEO, Steve Chazen. “While our production grew nearly 10 percent sequentially our capital spending for drilling and completing wells declined to less than half of our operating cash flow during the third quarter.  The quality of our assets and disciplined business model positions us to spend within 60 percent of our adjusted EBITDAX for 2019.”

“Using our current methodology, we brought on two new wells in the Giddings Field late in the third quarter.  Combined, these two wells produced more than 2,700 Boe per day during their first 30 days on line, which included approximately 1,700 barrels of oil per day and 6,400 Mcf per day of natural gas.  These wells are currently producing about 2,900 Boe per day, including more than 1,800 barrels per day of oil and approximately 6,700 Mcf per day of gas.  We plan to complete three additional wells in Giddings later in the fourth quarter as part of our ongoing appraisal program.”

(1) Adjusted net income, adjusted EBITDAX, adjusted earnings per share, and total cash operating costs are non-GAAP financial measures.  For reconciliations to the most comparable GAAP measures, please see "Non-GAAP Financial Measures" at the end of this press release.

(2) Weighted average total shares outstanding include diluted weighted average shares of Class A Common Stock outstanding during the period and shares of Class B Common Stock, which are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Operational Update

Production averaged 71.3 Mboe/d during the third quarter of 2019, a nearly 10 percent sequential increase and ahead of our expectations. Total oil production averaged 53.7 percent of our overall volumes and at the higher end of guidance range. Production in the Karnes area averaged 49.2 Mboe/d during the third quarter, a 12.3 percent sequential increase from second quarter levels of 43.8 Mboe/d, due to the combination of new operated and non-operated wells coming on line. Production from Giddings and Other increased to 22.1 Mboe/d in the third quarter from 21.3 Mboe/d in the prior quarter, 85 percent of which was from the Giddings Field.

We continue to operate one rig in each of our Karnes area and Giddings assets, as well as using one completion crew between our assets to optimize efficiencies. In our Karnes area, we added 430 net acres during the quarter, bringing our acreage position to 21,946 net acres. Our appraisal program in Giddings remains ongoing and we continue to make meaningful progress toward better understanding this sizeable asset. While we have had good recent success implementing our current methodology in Giddings, we are still pursuing an appraisal program which by its nature is inherently higher risk.

Cash Flow

Our cash flow from operating activities was $179.2 million during the third quarter and we ended the period with $164.5 million  of cash on the balance sheet compared to $96.7 million at the end of the prior quarter.  Total cash outlays related to our capital program including drilling, completions and leasehold acquisitions were $97.6 million, including $1.3 million of cash spent acquiring oil and gas properties.

Updated Guidance

We expect our fourth quarter production to be similar as compared to third quarter volume levels.  Total capital spending for drilling and completions is expected to decline slightly in the fourth quarter, and in keeping with our business model.  As our overall well completions will be weighted more towards Giddings, we expect production in Giddings to increase about 10 percent sequentially during the fourth quarter.

Quarterly Report on Form 10-Q

Magnolia's financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the three months ended September 30, 2019, which is expected to be filed with the U.S. Securities and Exchange Commission ("SEC") on November 5, 2019.

Conference Call and Webcast

Magnolia will host an investor conference call on Tuesday, November 5, 2019 at 10:00 a.m. Central (11:00 a.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia's website at www.magnoliaoilgas.com/investors/events-and-presentations and clicking on the webcast link or by dialing 1-844-701-1059. A replay of the webcast will be posted on Magnolia's website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders through steady production growth, strong pre-tax margins, and free cash flow. For more information, visit www.magnoliaoilgas.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Magnolia; (ii) Magnolia’s ability to realize the anticipated benefits of its business combination, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iii) changes in applicable laws or regulations; and (iv) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil & Gas Corporation

Investors

Brian Corales

(713) 842-9036

bcorales@mgyoil.com

Media

Art Pike

(713) 842-9057

apike@mgyoil.com

Magnolia Oil & Gas Corporation
Operating Highlights

	For the Quarter Ended September 30, 2019	For the Quarter Ended June 30, 2019

Production:
Oil (MBbls)	3,520	3,189
Natural gas (MMcf)	10,763	10,057
NGLs (MBbls)	1,245	1,060
Total (MBoe)	6,559	5,925

Average daily production:
Oil (Bbls/d)	38,261	35,044
Natural gas (Mcf/d)	116,989	110,516
NGLs (Bbls/d)	13,533	11,648
Total (Boe/d)	71,292	65,111

Revenues (in thousands):
Oil sales	$207,840	$204,513
Natural gas sales	21,243	22,590
NGL sales	15,716	15,855
Total Revenues	$244,799	$242,958

Average sales price:
Oil (per Bbl)	$59.05	$64.13
Natural gas (per Mcf)	1.97	2.25
NGL (per Bbl)	12.62	14.96
Total (per Boe)	$37.32	$41.01

NYMEX WTI ($/Bbl)	$56.45	$59.83
NYMEX Henry Hub ($/Mcf)	$2.23	$2.64
Realization to benchmark:
Oil (per Bbl)	105%	107%
Natural Gas (per Mcf)	88%	85%

Operating Expenses (in thousands):
Lease operating expenses	$24,344	$24,895
Gathering, transportation and processing	9,270	7,431
Taxes other than income	13,333	13,091
Depreciation, depletion and amortization	143,894	126,102

Operating costs per Boe:
Lease operating expenses	$3.71	$4.20
Gathering, transportation and processing	1.41	1.25
Taxes other than income	2.03	2.21
Depreciation, depletion and amortization	21.94	21.28

Magnolia Oil & Gas Corporation

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Quarter Ended September 30, 2019	For the Quarter Ended June 30, 2019
REVENUES
Oil revenues	$207,840	$204,513
Natural gas revenues	21,243	22,590
Natural gas liquids revenues	15,716	15,855
Total revenues	244,799	242,958

OPERATING EXPENSES
Lease operating expenses	24,344	24,895
Gathering, transportation and processing	9,270	7,431
Taxes other than income	13,333	13,091
Exploration expense	3,924	3,617
Asset retirement obligation accretion	1,394	1,373
Depreciation, depletion and amortization	143,894	126,102
Amortization of intangible assets	3,626	3,626
General & administrative expenses	17,345	19,106
Transaction related costs	—	85
Total operating costs and expenses	217,130	199,326

OPERATING INCOME	27,669	43,632

OTHER INCOME (EXPENSE)
Income (loss) from equity method investee	92	128
Interest expense, net	(6,896)	(7,299)
Other income (expense), net	21	(13)
Total other income (expense)	(6,783)	(7,184)

INCOME BEFORE INCOME TAXES	20,886	36,448
Income tax expense	3,529	5,145
NET INCOME	17,357	31,303
LESS: Net income attributable to noncontrolling interest	6,810	12,797
NET INCOME ATTRIBUTABLE TO MAGNOLIA	10,547	18,506
LESS: Non-cash deemed dividend related to warrant exchange	2,763	—
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	$7,784	$18,506

NET INCOME PER COMMON SHARE
Basic	$0.05	$0.12
Diluted	$0.05	$0.12
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	166,872	156,844
Diluted	167,108	159,057
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING(1)	91,790	91,790

(1)  Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation

Summary Cash Flow Data

(In thousands)

	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$17,357	$71,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	143,894	385,942
Amortization of intangible assets	3,626	10,879
Exploration expense, non-cash	53	536
Asset retirement obligations accretion expense	1,394	4,095
Amortization of deferred financing costs	892	2,644
Deferred taxes	3,414	11,765
Stock based compensation	2,829	8,376
Other	(97)	(526)
Changes in operating assets and liabilities	5,858	(6,473)
Net cash provided by operating activities	179,220	488,611

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of EnerVest properties, final settlement	—	4,250
Acquisitions, other	(1,318)	(93,221)
Additions to oil and natural gas properties	(97,550)	(364,859)
Other investing	1	(247)
Net cash used in investing activities	(98,867)	(454,077)

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from noncontrolling interest owners	—	7,301
Distributions to noncontrolling interest owners	(490)	(716)
Common stock repurchased	(9,722)	(9,722)
Other financing activities	(2,361)	(2,666)
Net cash provided by (used in) financing activities	(12,573)	(5,803)

NET CHANGE IN CASH AND CASH EQUIVALENTS	67,780	28,731
Cash and cash equivalents – Beginning of period	96,709	135,758
Cash and cash equivalents – End of period	$164,489	$164,489

Magnolia Oil & Gas Corporation

Summary Balance Sheet Data

(In thousands)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$164,489	$135,758
Other current assets	127,766	156,601
Property, plant and equipment, net	3,180,166	3,073,204
Other assets	60,712	67,960
Total assets	$3,533,133	$3,433,523

Current liabilities	$190,311	$197,361
Long-term debt, net	389,528	388,635
Other long-term liabilities	169,341	139,572
Common stock	26	25
Additional paid in capital	1,704,652	1,641,237
Treasury stock	(9,722)	—
Retained earnings	74,823	35,507
Noncontrolling interests	1,014,174	1,031,186
Total liabilities and equity	$3,533,133	$3,433,523

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income to adjusted EBITDAX

In this press release, we refer to adjusted EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, amortization of intangible assets, accretion of asset retirement obligations, non-cash stock based compensation expense, exploration costs, and certain transaction costs. Adjusted EBITDAX is not a measure of net income in accordance with GAAP.

Our management believes that adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We also believe that securities analysts, investors and other interested parties may use adjusted EBITDAX in the evaluation of our Company. We exclude the items listed above from net income in arriving at adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDAX. Our presentation of adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of net income to adjusted EBITDAX, our most directly comparable financial measure calculated and presented in accordance with GAAP:

(In thousands)	For the Quarter Ended September 30, 2019	For the Quarter Ended June 30, 2019

Net income(1)	$17,357	$31,303
Exploration expense	3,924	3,617
Asset retirement obligations accretion	1,394	1,373
Depreciation, depletion and amortization	143,894	126,102
Amortization of intangible assets	3,626	3,626
Interest expense, net	6,896	7,299
Income tax expense	3,529	5,145
EBITDAX	180,620	178,465
Non-cash stock based compensation expense	2,829	3,115
Transaction related costs(2)	—	85
Adjusted EBITDAX	$183,449	$181,665

(1)	Includes net income attributable to noncontrolling interest.
(2)

Transaction costs incurred related to the execution of our business combination with EnerVest, Ltd. and its affiliates and the Harvest acquisition, including legal fees, advisory fees, consulting fees, accounting fees, employee placement fees, and other transaction and facilitation costs.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income attributable to Class A Common Stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Class A Common Stock. Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended September 30, 2019	Per Share Diluted EPS	For the Quarter Ended June 30, 2019	Per Share Diluted EPS
(In thousands, except per share data)

Net income attributable to Class A Common Stock	$7,784	$0.05	$18,506	$0.12
Adjustments for certain items affecting comparability(1):
Non-cash deemed dividend	2,763	0.01	—	0.00
Transaction costs	—	0.00	85	0.00
Change in estimated income tax	—	0.00	(18)	0.00
Adjusted earnings	$10,547	$0.06	$18,573	$0.12

(1) Includes amounts attributable to Class A Common Stock.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income to adjusted net income

Our presentation of adjusted net income is a non-GAAP measures because it excludes the effect of certain items included in Net Income and adjusts for income taxes assuming the exchange of all outstanding Magnolia LLC Units and corresponding Class B Common Stock for shares of Class A Common Stock. Management uses adjusted net income to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted net income may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes adjusting these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted net income may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended September 30, 2019	For the Quarter Ended June 30, 2019
(In thousands)
Net income(1)	$17,357	$31,303
Income tax expense	3,529	5,145
Income before income taxes	20,886	36,448
Adjustments for certain items affecting comparability:
Adjusted income tax expense(2)	(4,720)	(7,654)
Transaction costs	—	85
Tax impact of adjustments	—	(18)
Adjusted net income	$16,166	$28,861

Diluted weighted average shares of Class A Common Stock outstanding during the period	167,108	159,057
Weighted average shares of Class B Common Stock outstanding during the period (3)	91,790	91,790
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities(3)	258,898	250,847

(1) Includes net income attributable to noncontrolling interest.

(2) Represents corporate income taxes at an assumed effective tax rate of 22.6 percent and 21.0 percent for the three months ended September 30, 2019 and June 30, 2019, respectively, applied to income before income taxes.

(3) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of operating margin to adjusted operating margin

Our presentation of adjusted operating margin and total cash operating costs are supplemental non-GAAP financial measures that are used by management. Total cash operating costs exclude stock based compensation expense because it is non-cash in nature. We define adjusted operating margin per Boe as total revenues per Boe less operating expenses per Boe adjusted for certain unusual or non-recurring items per Boe that management does not consider to be representative of the Company's on-going business operations. Management believes that total cash operating costs per Boe and adjusted operating margin per Boe provide relevant and useful information, which is used by our management in assessing the Company’s profitability and comparability of results to our peers.

As a performance measure, total cash operating costs and adjusted operating margin may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted operating margin and adjusted operating margin per Boe may not be comparable to similar measures of other companies in our industry.

(in $/Boe)	For the Quarter Ended September 30, 2019	For the Quarter Ended June 30, 2019

Revenue	$37.32	$41.01
Direct operating expenses
Less: Lease operating expenses	(3.71)	(4.20)
Less: Gathering, transportation and processing	(1.41)	(1.25)
Less: Taxes other than income	(2.03)	(2.21)
Less: Exploration expense	(0.60)	(0.61)
Less: General & administrative expense(1)	(2.21)	(2.70)
Less: Transaction related expense	—	(0.01)
Total cash operating costs	(9.96)	(10.98)
Cash Operating Margin	$27.36	$30.03
Margin (%)	73%	73%

Non-cash expenses
Less: Asset retirement obligations accretion	$(0.21)	$(0.23)
Less: Depreciation, depletion, and amortization	(21.94)	(21.28)
Less: Amortization on intangible assets	(0.55)	(0.61)
Less: Non-cash stock based compensation	(0.43)	(0.52)
Total non-cash expenses	(23.13)	(22.64)
Operating margin	$4.23	$7.39
Margin (%)	11%	18%

Adjustments
Add: Transaction related expense	$—	$0.01
Adjusted operating margin	$4.23	$7.40
Margin (%)	11%	18%

(1) General & administrative expense excludes non-cash stock based compensation of $2.8 million and $3.1 million, or $0.43 and $0.52 per Boe, for the three months ended September 30, 2019 and June 30, 2019, respectively.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net cash provided by operating activities to cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

(In thousands)	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2019
Net cash provided by operating activities	$179,220	$488,611
Changes in operating assets and liabilities	5,858	(6,473)
Cash flows from operations before changes in operating assets and liabilities	$173,362	$495,084